EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 2-73997, No. 333-41343, No. 333-63709, No. 333-111224, No. 333-149549, and No. 333-197598) on Form S-8 of SEI Investments Company of our report dated February 20, 2024, with respect to the financial statements of LSV Asset Management, which report appears in the Form 10-K of SEI Investments Company dated February 20, 2024.
/s/ KPMG LLP
Philadelphia, Pennsylvania
February 20, 2024